Exhibit 99.1

     Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

R. Ray Pate, Jr., Chief Executive Officer, and Rebecca B. Crunk, Chief Financial Officer, of NCRIC Group, Inc. (the "Company") each certify in his/her capacity as an officer of the Company that he/she has reviewed the quarterly report on Form 10-Q for the quarter ended June 30, 2002 (the "Report") and that to the best of his/her knowledge:

     (1) the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

     (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.



August 14, 2002                                       /s/ R. Ray Pate, Jr.
---------------                                   ------------------------
Date                                              R. Ray Pate, Jr.,
                                                  Chief Executive Officer


August 14, 2002                                       /s/ Rebecca B. Crunk
---------------                                   ------------------------
Date                                              Rebecca B. Crunk,
                                                  Chief Financial Officer